Certificate of Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350,
As adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 20-F/A of Atlas South Sea Pearl Ltd (the “Company”) for the financial year ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Simon Adams, as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1. The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition at the end of the period covered by the Report and result of operations of the Company for the period covered by the Report.

/s/Simon Adams
Simon Adams
Chief Financial Officer

February 6, 2007

This certificate accompanies this Report pursuant to section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of section 18 of the Securities Exchange Act of 1934, as amended.